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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 6, 1997, which appears in U.S. Office Products Company's Annual Report on Form 10-K/A for the year ended April 26, 1997. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

/s/ PRICE WATERHOUSE LLP

Minneapolis, Minnesota
September 19, 1997